SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 13, 2008

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

Forbearance Agreement and Release dated as of May 12, 2008 by and among Kinergy Marketing, LLC, Pacific Ethanol, Inc. and Comerica Bank

On May 13, 2008, Kinergy Marketing, LLC (“Kinergy”), a wholly-owned subsidiary of Pacific Ethanol, Inc. (the “Company”), and the Company, entered into a Forbearance Agreement and Release (the “Forbearance Agreement”) dated as of May 12, 2008 with Comerica Bank (“Comerica”).  The Forbearance Agreement relates to a $25.0 million credit facility for Kinergy under a Loan and Security Agreement dated August 17, 2007 between Kinergy and Comerica (the “Loan Agreement,” and together with all other related loan documents, the “Loan Documents”).  Kinergy’s credit facility is described in more detail under the heading “Loan Transaction” below.

The Forbearance Agreement identifies certain existing defaults under the Loan Agreement.  The Forbearance Agreement provides that Comerica will forbear for a period of time (the “Forbearance Period”) commencing on May 12, 2008 and ending on the earlier to occur of (i) August 15, 2008, and (ii) the date that any new default occurs under the Loan Agreement or a default occurs under the Forbearance Agreement, from exercising its rights and remedies under the Loan Documents and applicable law on the terms and conditions set forth in the Forbearance Agreement.

The interest rate applicable to the credit facility during the Forbearance Period increased to the Prime Rate as reported in The Wall Street Journal plus 2.50%.  Kinergy is no longer entitled to advances under the Loan Agreement based on the London Interbank Offered Rate (“LIBOR”).  The total credit limit under the Loan Agreement was reduced from a total of $25.0 million to $17.5 million.  Kinergy’s borrowing base under the credit facility, which, subject to the new credit limit of $17.5 million, determines the amounts available for borrowing thereunder, is calculated by reference to eligible accounts receivable and eligible inventory.  Under the Forbearance Agreement, amounts available for borrowing by reference to eligible inventory were reduced from an aggregate of $14.0 million to an aggregate of $7.6 million.  During the Forbearance Period, Kinergy is required to maintain tangible effective net worth of $2.9 million instead of $12.0 million, as previously provided under the Loan Agreement, and Kinergy is required to maintain debt to tangible effective net worth of 9.00:1.00 instead of 3.50:1.00, as previously provided under the Loan Agreement.  Kinergy is required to provide to Comerica by June 30, 2008, a refinancing term sheet reasonably satisfactory to Comerica from a third party lender for the refinancing of the amounts owed under the Loan Agreement.  Kinergy is required to remit daily all cash proceeds from its operations to its operating accounts with Comerica and all such proceeds are to be applied in accordance with the Loan Agreement.  The terms of the Forbearance Agreement have the practical effect of limiting the Company’s ability to use credit facility funds as working capital for general corporate purposes.  Kinergy is also required to cause its cumulative net loss for the period from April 1, 2008 through August 15, 2008 not to exceed $1.0 million (excluding noncash gains or losses on hedges and other derivatives).  The Forbearance Agreement also includes a general release in favor of Comerica of any claims, whether known or unknown, that Kinergy or the Company may have had against Comerica.  Kinergy was required to pay Comerica a forbearance fee of $100,000.  The Forbearance Agreement also includes customary representations and warranties and other customary terms and conditions.

The description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Reaffirmation of Guaranty dated May 12, 2008 by Pacific Ethanol, Inc. in favor of Comerica Bank

On May 13, 2008, the Company entered into a Reaffirmation of Guaranty (the “Reaffirmation”) dated May 12, 2008 in favor of Comerica.  The Reaffirmation confirmed the Company’s Guaranty (the “Guaranty”) dated August 17, 2007 in favor of Comerica under which the Company guaranteed Kinergy’s obligations under the Loan Documents.  The Reaffirmation also removed the Company’s $10.0 million liability cap set forth in the Guaranty such that the Company is now liable as a guarantor for all of Kinergy’s obligations to Comerica.

The description of the Reaffirmation does not purport to be complete and is qualified in its entirety by reference to the Reaffirmation, which is filed as Exhibit 10.2 to this report and incorporated by reference herein.

Loan Transaction

Loan and Security Agreement dated August 17, 2007 by and between Kinergy Marketing, LLC and Comerica Bank

First Amendment to Loan and Security Agreement dated as of August 29, 2007 by and between Kinergy Marketing, LLC and Comerica Bank

On or around August 17, 2007, Kinergy entered into the Loan Agreement dated as of August 17, 2007 with Comerica.  In addition, on or around August 29, 2007, Kinergy entered into a First Amendment to Loan and Security Agreement (the “Amendment”) dated as of August 29, 2007 with Comerica.  The Loan Agreement has been further amended by the Forbearance Agreement, as discussed above.

The Loan Agreement provided for a revolving line of credit in an amount of up to $25.0 million.  Borrowings under the Loan Agreement accrued interest at the Prime Rate of interest as published in The Wall Street Journal, minus 0.50%; or at LIBOR, plus 1.35%.  The credit facility’s maturity date was July 1, 2009.  Kinergy’s borrowing base under the credit facility, which, subject to the credit limit of $25.0 million, determined the amounts available for borrowing thereunder, was calculated by reference to eligible accounts receivable and eligible inventory.  Under the Loan Agreement, amounts available for borrowing by reference to eligible inventory were limited to an aggregate of $14.0 million.  Kinergy was permitted to repay and reborrow amounts borrowed under the credit facility at any time during the term of the facility.  Interest only was due and payable monthly during the term of the credit facility.  Kinergy was permitted to use funds borrowed under the credit facility for working capital purposes and/or to make distributions to the Company.  Kinergy’s obligations under the Loan Agreement are secured by substantially all of its assets, subject to certain customary exclusions and permitted liens.  Kinergy’s financial covenants under the Loan Agreement were to maintain (i) a ratio of current assets to current liabilities of at least 1.25:1.00, (ii) working capital of at least $12.0 million, (iii) tangible effective net worth of at least $12.0 million, and (iv) debt to tangible effective net worth of no greater than 3.50:1.00.  The Loan Agreement also includes customary representations and warranties and other customary terms and conditions.

The Amendment extended the scope of the inventory borrowing base under the Loan Agreement to cover bio-diesel inventory with a value up to $1.0 million. The Amendment also increased the letter of credit sublimit under the Loan Agreement from $2.0 million to $6.0 million.

The descriptions of the Loan Agreement and the Amendment do not purport to be complete and are qualified in their entireties by reference to the Loan Agreement and the Amendment, which are filed as Exhibits 10.3 and 10.4, respectively, to this report and incorporated by reference herein.

Guaranty dated August 17, 2007 by Pacific Ethanol, Inc. in favor of Comerica Bank

On or about August 17, 2007, the Company executed the Guaranty dated August 17, 2007 in favor of Comerica under which the Company guaranteed all of Kinergy’s obligations to Comerica, including under all Loan Documents, subject to a total liability cap in the amount of $10.0 million.  The Guaranty also includes customary representations and warranties and other customary terms and conditions.

The description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty, which is filed as Exhibit 10.5 to this report and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On May 19, 2008, the Company issued a press release announcing certain results of operations for the three months ended March 31, 2008.  A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.  Not applicable.

(b)           Pro forma financial information.  Not applicable.

(c)           Shell company transactions.  Not applicable.

(c)           Exhibits.

Number	Description

10.1	Forbearance Agreement and Release dated as of May 12, 2008 by and among Kinergy Marketing, LLC, Pacific Ethanol, Inc. and Comerica Bank (*)

10.2	Reaffirmation of Guaranty dated May 12, 2008 by Pacific Ethanol, Inc. in favor of Comerica Bank (*)

10.3	Loan and Security Agreement dated as of August 17, 2007 by and between Kinergy Marketing, LLC and Comerica Bank (*)

10.4	First Amendment to Loan and Security Agreement dated as of August 29, 2007 by and between Kinergy Marketing, LLC and Comerica Bank (*)

10.5	Guaranty dated August 17, 2007 by Pacific Ethanol, Inc. in favor of Comerica Bank (*)

99.1	Press Release dated May 19, 2008 (*)

(*) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2008	PACIFIC ETHANOL, INC. By: /S/ JOSEPH W. HANSEN Joseph W. Hansen Chief Financial Officer

  EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Forbearance Agreement and Release dated as of May 12, 2008 by and among Kinergy Marketing, LLC, Pacific Ethanol, Inc. and Comerica Bank

10.2	Reaffirmation of Guaranty dated May 12, 2008 by Pacific Ethanol, Inc. in favor of Comerica Bank

10.3	Loan and Security Agreement dated as of August 17, 2007 by and between Kinergy Marketing, LLC and Comerica Bank

10.4	First Amendment to Loan and Security Agreement dated as of August 29, 2007 by and between Kinergy Marketing, LLC and Comerica Bank

10.5	Guaranty dated August 17, 2007 by Pacific Ethanol, Inc. in favor of Comerica Bank

99.1	Press Release dated May 19, 2008